POWER OF ATTORNEY

The Donald J. Trump Revocable Trust dated April 7, 2014, hereby appoints Scott L. Glabe, or any other officer or authorized agent (including outside counsel) of Trump Media & Technology Group Corp., as the undersigned's true and lawful attorney-in-fact for the following limited purposes:

(1) to file for and on behalf of the undersigned the U.S. Securities and Exchange Commission (the "SEC") Form ID Application in order to obtain EDGAR filing codes and to file Forms 3, 4, or 5, and/or Schedule 13D or
Schedule 13G in accordance with Section 13(d), Section 13(g), or Section 16(a) of the Securities Exchange Act of 1934 and any and all amendments thereto and other documents in connection therewith;

(2) to do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G, any and all amendments thereto and any other documents in connection therewith; and

(3) to take any other actions which are reasonably assessed by the attorney-in fact as legally required or otherwise necessary to assist the undersigned in complying with its SEC filing obligations.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

This Power of Attorney will remain in full force and effect until the undersigned is no longer required by the 1933 Act or the 1934 Act to file ongoing disclosures with the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of December, 2024.

By:__/s/ Donald J. Trump, Jr._______________
Donald J. Trump, Jr., Trustee